Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Second Quarter Fiscal 2023 Results; Initiates Review of Strategic Alternatives

Second Quarter Highlights Include:
Bookings of $270.3M yielding book-to-bill of 1.18
Record backlog of $1.12 billion
Revenues increased 4% over prior year with positive organic growth
Generated positive cash flow

ANDOVER, Mass. January 31, 2023 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the second quarter of fiscal 2023, ended December 30, 2022.
Management Comments
“In the second quarter, the Company generated positive organic growth and cash flow,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Driven by accelerated bookings growth, our book-to-bill was 1.18 for the quarter and backlog grew to a record $1.12 billion. Looking forward to the second half of fiscal 2023, we expect to see continued revenue growth, higher margins and increased profitability and as a result, we’re maintaining our full-year guidance for revenue and adjusted EBITDA.”
“We see a favorable demand environment ahead even as we experienced some customer funding delays and continued supply chain challenges that are affecting the timing of conversion to revenue. Mercury is well-positioned to benefit from growth in U.S. and international defense spending, the increasing electronification of new and existing platforms, and ongoing supply chain delayering and reshoring.”

Mercury Reports Second Quarter Fiscal 2023 Results, Page 2

Second Quarter Fiscal 2023 Results
Total Company second quarter fiscal 2023 revenues were $229.6 million, compared to $220.4 million in the second quarter of fiscal 2022. The second quarter fiscal 2023 results included an aggregate of approximately $13.3 million of revenue attributable to the Avalex Technologies and Atlanta Micro acquired businesses.
Total Company GAAP net loss for the second quarter of fiscal 2023 was $10.9 million, or $0.19 per share, compared to $2.6 million, or $0.05 per share, for the second quarter of fiscal 2022. Adjusted earnings per share (“adjusted EPS”) was $0.26 per share for the second quarter of fiscal 2023, compared to $0.39 per share in the second quarter of fiscal 2022.
Second quarter fiscal 2023 adjusted EBITDA for the total Company was $35.7 million, compared to $38.1 million for the second quarter of fiscal 2022.
Cash flows from operating activities in the second quarter of fiscal 2023 were $35.4 million, compared to $6.8 million in the second quarter of fiscal 2022. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $22.2 million for the second quarter of fiscal 2023 and $(1.2) million for the second quarter of fiscal 2022.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the second quarter of fiscal 2023 were $270.3 million, yielding a book-to-bill ratio of 1.18 for the quarter.
Mercury’s total backlog at December 30, 2022 was $1.12 billion, a $164.0 million increase from a year ago. Of the December 30, 2022 total backlog, $765.5 million represents orders expected to be recognized as revenue within the next 12 months.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 3

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2023. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Third Quarter and Fiscal 2023 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the third quarter of fiscal 2023 and full fiscal 2023 are to the quarter ending March 31, 2023 and to the 52-week period ending June 30, 2023.

For the third quarter of fiscal 2023, revenues are forecasted to be in the range of $245.0 million to $260.0 million. GAAP net (loss) income for the third quarter is expected to be approximately $(5.8) million to $1.0 million, or $(0.10) to $0.02 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the third quarter of fiscal 2023 is expected to be in the range of $40.0 million to $47.0 million. Adjusted EPS is expected to be in the range of $0.32 to $0.42 per share.
For the full fiscal year 2023, revenues are forecasted to be in the range of $1.01 billion to $1.05 billion, and GAAP net income of $13.9 million to $24.8 million, or $0.24 to $0.44 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.8 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $202.5 million to $215.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.90 to $2.08 per share.
Board’s Commitment to Shareholder Value Creation
The Mercury Board of Directors (“the Board”) regularly reviews the Company’s strategic plan, priorities and opportunities as part of its commitment to act in the best interest of the Company and its shareholders. To that end, the Board has decided to initiate a review of strategic alternatives to enhance shareholder value.
There can be no assurance that any transaction will be approved or consummated.
The Company does not intend to disclose developments relating to this process unless and until the Board has approved a specific agreement or transaction or has terminated its review.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 4

Citi and Goldman Sachs & Co. LLC are serving as financial advisors to Mercury, and Shearman & Sterling LLP is serving as legal counsel.
Recent Highlights
January – Mercury announced its next-generation Rugged Edge Servers, featuring 4th generation Intel® Xeon® Scalable processors—formerly known as Sapphire Rapids—that will accelerate compute-intensive edge workloads and drive faster insights for critical aerospace and defense missions. Designed from the ground up to dissipate massive thermal loads created by larger and more powerful components, Mercury’s innovative design delivers higher computational performance in a smaller footprint that is optimized for many military and industrial applications.
January – Mercury announced that Vivek Upadhyaya joined the company as Vice President of Finance to lead the corporate finance team and be responsible for forecasting and analysis as well as internal management reporting. Upadhyaya was most recently Chief Financial Officer, Treasurer, and Chief Information Officer of Leonardo Electronics U.S., Inc., a subsidiary of Leonardo and supplier of laser and electronic solutions to the defense, security, and medical industries.
January – Mercury introduced a new COTS open-architecture board that delivers the latest commercial signal processing technology for aerospace and defense applications, driving higher performance from a smaller form factor. The DRF3182 Direct RF Processing Module is the first standard product purpose-built for the aerospace and defense industry that leverages Intel’s new Stratix® 10 AX SoC field programmable gate array (FPGA), which adds a key capability to the Mercury Processing Platform by enabling the direct digitization and processing of broadband RF signals.
November — The U.S. Army announced that Mercury was one of three finalists awarded cash prizes to drive technology innovations that facilitate the convergence of warfighting platforms. Mercury presented a prototype for improving the C4ISR/Electronic Warfare Modular Open Suite of Standards as part of xTechCMFF Integration Fest, an event hosted by the Army xTech Program.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 5

November – Mercury introduced a new radiation-tolerant version of its proven 8GB DDR4 memory component that sets a new bar for performance in data-intensive processing applications in space. As space systems become more complex, new capabilities and requirements necessitate high-density memory capabilities to complement greater processing power. And as space systems are increasingly developed with smaller form factors, Mercury’s 8GB DDR4 components offer 75% space savings compared to alternative memory options.
October – Mercury announced that its new mPOD, a rapidly reprogrammable electronic attack training system designed to train pilots using realistic, near-peer jamming capabilities, successfully completed initial flight testing and is available for order. Tactical Air Support, a leader in commercial air services, tactical aviation training, and technical advisory services for U.S. military and international partners, oversaw three days of flight testing that ran beyond visual range tactical intercept training engagements replicating adversary tactics. F-5 aircraft equipped with Mercury’s mPOD training system successfully broke, delayed, and denied opposing fighter radar locks, created multiple false targets on the opposing fighter radar, and performed other electronic attack techniques.
October – Mercury announced that the mission computer it built for the Airbus A330 MRTT allowed the tanker to receive the world’s first certification for automatic air-to-air refueling boom operations. Mercury Mission Systems International, located in Switzerland and Spain, delivered a purpose-built computer for Airbus based on the commercial off-the-shelf ROCK family of pre-integrated subsystem platforms that draw from a range of safety-certifiable modular COTS building blocks, addressing both the need for high-end video processing and the safety-criticality of the application.
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Mercury Reports Second Quarter Fiscal 2023 Results, Page 6

Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, January 31, 2023, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 7

Mercury Systems – Innovation that Matters® by and for People Who Matter
Mercury Systems is a technology company that pushes processing power to the tactical edge, making the latest commercial technologies profoundly more accessible for today’s most challenging aerospace and defense missions. From silicon to system scale, Mercury enables customers to accelerate innovation and turn data into decision superiority. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.comwitter. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Second Quarter Fiscal 2023 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be enhanced by the Company’s announced strategic review initiative, including a potential sale of the Company, unanticipated challenges with the transition of the Company’s Chief Financial Officer role, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 9

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 30,	July 1,
	2022	2022

Assets
Current assets:
Cash and cash equivalents	$76,944	$65,654
Accounts receivable, net	145,855	144,494
Unbilled receivables and costs in excess of billings	333,491	303,356
Inventory	311,976	270,339
Prepaid income taxes	—	7,503
Prepaid expenses and other current assets	28,615	23,906
Total current assets	896,881	815,252

Property and equipment, net	121,989	127,191
Goodwill	938,093	937,880
Intangible assets, net	323,434	351,538
Operating lease right-of-use assets, net	59,671	66,366
Other non-current assets	7,884	6,188
Total assets	$2,347,952	$2,304,415

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$87,221	$98,673
Accrued expenses	30,203	34,954
Accrued compensation	30,456	44,813
Income taxes payable	13,421	—
Deferred revenues and customer advances	39,274	15,487
Total current liabilities	200,575	193,927

Deferred income taxes	12,713	32,398
Income taxes payable	6,237	9,112
Long-term debt	511,500	451,500
Operating lease liabilities	63,694	69,888
Other non-current liabilities	9,141	10,405
Total liabilities	803,860	767,230

Shareholders’ equity:
Preferred stock	—	—
Common stock	564	557
Additional paid-in capital	1,173,026	1,145,323
Retained earnings	360,519	385,774
Accumulated other comprehensive income	9,983	5,531
Total shareholders’ equity	1,544,092	1,537,185
Total liabilities and shareholders’ equity	$2,347,952	$2,304,415
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Second Quarters Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net revenues	$229,588	$220,380	$457,167	$445,393
Cost of revenues(1)	148,628	133,158	298,112	269,762
Gross margin	80,960	87,222	159,055	175,631

Operating expenses:
Selling, general and administrative(1)	45,057	36,810	84,000	73,766
Research and development(1)	26,906	28,335	54,672	57,217
Amortization of intangible assets	13,536	16,002	28,110	29,736
Restructuring and other charges	2,069	3,802	3,577	16,076
Acquisition costs and other related expenses	939	2,660	3,437	4,798
Total operating expenses	88,507	87,609	173,796	181,593

Loss from operations	(7,547)	(387)	(14,741)	(5,962)

Interest income	220	5	249	14
Interest expense	(6,590)	(1,094)	(11,137)	(1,689)
Other income (expense), net	846	(1,318)	(2,799)	(2,738)

Loss before income taxes	(13,071)	(2,794)	(28,428)	(10,375)
Income tax benefit	(2,151)	(155)	(3,173)	(596)
Net loss	$(10,920)	$(2,639)	$(25,255)	$(9,779)

Basic net loss per share	$(0.19)	$(0.05)	$(0.45)	$(0.18)

Diluted net loss per share	$(0.19)	$(0.05)	$(0.45)	$(0.18)

Weighted-average shares outstanding:
Basic	56,252	55,520	56,126	55,448
Diluted	56,252	55,520	56,126	55,448

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$237	$322	$1,036	$881
Selling, general and administrative	$8,277	$6,032	$13,155	$13,593
Research and development	$1,744	$1,494	$3,316	$2,901

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Mercury Reports Second Quarter Fiscal 2023 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Second Quarters Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(10,920)	$(2,639)	$(25,255)	$(9,779)
Depreciation and amortization	27,233	24,066	50,934	45,556
Other non-cash items, net	(8,205)	5,761	609	11,565
Cash settlement for termination of interest rate swap	—	—	5,995	—
Changes in operating assets and liabilities	27,284	(20,364)	(62,930)	(42,524)

Net cash provided by (used in) operating activities	35,392	6,824	(30,647)	4,818

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(243,255)	—	(243,255)
Purchases of property and equipment	(13,176)	(8,027)	(20,504)	(13,404)
Other investing activities	52	6	102	(3,231)

Net cash used in investing activities	(13,124)	(251,276)	(20,402)	(259,890)

Cash flows from financing activities:
Proceeds from employee stock plans	2,393	2,516	2,393	2,516
Borrowings under credit facilities	40,000	251,500	100,000	251,500
Payments under credit facilities	(40,000)	—	(40,000)	—
Payments for retirement of common stock	—	(183)	(63)	(7,499)

Net cash provided by financing activities	2,393	253,833	62,330	246,517

Effect of exchange rate changes on cash and cash equivalents	302	(16)	9	(115)

Net increase (decrease) in cash and cash equivalents	24,963	9,365	11,290	(8,670)

Cash and cash equivalents at beginning of period	51,981	95,804	65,654	113,839

Cash and cash equivalents at end of period	$76,944	$105,169	$76,944	$105,169

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Mercury Reports Second Quarter Fiscal 2023 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Second Quarter Fiscal 2023 Results, Page 14

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third-party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
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Mercury Reports Second Quarter Fiscal 2023 Results, Page 15

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net loss	$(10,920)	$(2,639)	$(25,255)	$(9,779)
Other non-operating adjustments, net	(1,463)	226	334	643
Interest expense, net	6,370	1,089	10,888	1,675
Income tax benefit	(2,151)	(155)	(3,173)	(596)
Depreciation	13,697	8,064	22,824	15,820
Amortization of intangible assets	13,536	16,002	28,110	29,736
Restructuring and other charges	2,069	3,802	3,577	16,076
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third-party costs	1,309	3,115	4,173	5,748
Fair value adjustments from purchase accounting	177	(70)	1	(1,731)
Litigation and settlement expense, net	70	506	1,375	882
COVID related expenses	—	274	61	457
Stock-based and other non-cash compensation expense	13,003	7,892	23,943	17,465
Adjusted EBITDA	$35,697	$38,106	$66,858	$76,396

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 16

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net cash provided by (used in) operating activities	$35,392	$6,824	$(30,647)	$4,818
Purchases of property and equipment	(13,176)	(8,027)	(20,504)	(13,404)
Free cash flow	$22,216	$(1,203)	$(51,151)	$(8,586)

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarters Ended
	December 30, 2022		December 31, 2021
Net loss and loss per share	$(10,920)	$(0.19)	$(2,639)	$(0.05)
Other non-operating adjustments, net	(1,463)		226
Amortization of intangible assets	13,536		16,002
Restructuring and other charges	2,069		3,802
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,309		3,115
Fair value adjustments from purchase accounting	177		(70)
Litigation and settlement expense, net	70		506
COVID related expenses	—		274
Stock-based and other non-cash compensation expense	13,003		7,892
Impact to income taxes(1)	(3,039)		(7,144)
Adjusted income and adjusted earnings per share(2)	$14,742	$0.26	$21,964	$0.39

Diluted weighted-average shares outstanding		56,477		55,693

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the second quarters ended December 30, 2022 and December 31, 2021, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 18

	Six Months Ended
	December 30, 2022		December 31, 2021
Net loss and loss per share	$(25,255)	$(0.45)	$(9,779)	$(0.18)
Other non-operating adjustments, net	334		643
Amortization of intangible assets	28,110		29,736
Restructuring and other charges	3,577		16,076
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	4,173		5,748
Fair value adjustments from purchase accounting	1		(1,731)
Litigation and settlement expense, net	1,375		882
COVID related expenses	61		457
Stock-based and other non-cash compensation expense	23,943		17,465
Impact to income taxes(1)	(8,230)		(14,973)
Adjusted income and adjusted earnings per share(2)	$28,089	$0.50	$44,524	$0.80

Diluted weighted-average shares outstanding		56,445		55,653

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the six months ended December 30, 2022 and December 31, 2021, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 19

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of the Company’s business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Organic revenue	$216,318	$214,336	$432,099	$439,349
Acquired revenue	13,270	6,044	25,068	6,044
Net revenues	$229,588	$220,380	$457,167	$445,393

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2023
Fiscal Year Ending June 30, 2023
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarter Ending		Fiscal Year Ending
	March 31, 2023(1)		June 30, 2023(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net (loss) income	$(5,800)	$1,000	$13,900	$24,800

Adjust for:
Other non-operating adjustments, net	—	—	300	300
Interest expense, net	7,100	7,100	25,600	25,600
Income tax (benefit) provision	(200)	—	2,000	3,600
Depreciation	9,800	9,800	42,500	42,500
Amortization of intangible assets	12,800	12,800	53,500	53,500
Restructuring and other charges	—	—	3,600	3,600
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	700	700	5,500	5,500
Fair value adjustments from purchase accounting	200	200	400	400
Litigation and settlement expense, net	—	—	1,400	1,400
COVID related expenses	—	—	100	100
Stock-based and other non-cash compensation expense	15,400	15,400	53,700	53,700
Adjusted EBITDA expectation	$40,000	$47,000	$202,500	$215,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 21

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2023
Fiscal Year Ending June 30, 2023
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarter Ending March 31, 2023(1)
	Range
	Low		High
GAAP expectation -- Net (loss) income and (loss) earnings per share	$(5,800)	$(0.10)	$1,000	$0.02
Other non-operating adjustments, net	—		—
Amortization of intangible assets	12,800		12,800
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	700		700
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	15,400		15,400
Impact to income taxes(2)	(5,000)		(6,300)
Adjusted income and adjusted earnings per share expectation	$18,300	$0.32	$23,800	$0.42

Diluted weighted-average shares outstanding expectation		56,900		56,900

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2023 Results, Page 22

	Fiscal Year Ending June 30, 2023(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$13,900	$0.24	$24,800	$0.44
Other non-operating adjustments, net	300		300
Amortization of intangible assets	53,500		53,500
Restructuring and other charges	3,600		3,600
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	5,500		5,500
Fair value adjustments from purchase accounting	400		400
Litigation and settlement expense, net	1,400		1,400
COVID related expenses	100		100
Stock-based and other non-cash compensation expense	53,700		53,700
Impact to income taxes(2)	(24,300)		(25,200)
Adjusted income and adjusted earnings per share expectation	$108,100	$1.90	$118,100	$2.08

Diluted weighted-average shares outstanding expectation		56,800		56,800

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY